EXHIBIT 10.26


                             2001
                   MANAGEMENT INCENTIVE PLAN

I.   Eligibility
A. Participation will be limited to key management personnel who are approved by the Organization, Compensation and Governance Committee of the Board of Directors and/or the President and Chief Executive
Officer. Names of proposed participants, who are recommended by the Executive Vice Presidents, Senior
Vice Presidents, and Regional Vice Presidents, should be received by the Senior V. P. Organization and Administration in the corporate office, by December
31st of the preceding year. Personal objectives for approved participants should be received by April 15th.

B.   To be eligible for the Management Incentive Plan
(MIP), participants must be employees of Crompton and/or its eligible subsidiaries as of January 1st of the Plan year and remain on the payroll through the date the MIP awards, if any, are made. Exceptions may be granted to employees who are participating as of January 1st of the Plan year; complete at least six months of employment during the Plan year, and then retire or leave involuntarily (except for cause). Such participants may be eligible for prorated payments.

C. Employees who are either hired as a MIP eligible participant or are promoted and become a MIP eligible participant after the beginning of the Plan year may be assigned prorated target incentives based upon salary at eligibility and the number of months in the position provided they have a minimum of sixmonths participation.

II.  Target Award
Each participant's target award opportunity is a function of actual base salary at the beginning of the Plan year or later date of entry into the Plan.

III. Earnings Performance
A. One half of the target award is determined based on applicable Net Income After Tax (NIAT) or Earnings results. (See Performance Matrix).

B. Threshold performance for earning an award is at 80% achievement of the applicable earnings budget.
Where earnings are split, the elements of earnings will be calculated on a weighted average based on the split.
The weighted average must reach 80% of budget.

C.   The maximum award level for earnings
Performance is reached at 120% achievement of the applicable earnings budget.

D.   The Earnings Performance component of an
Incentive award is determined from the attached
Earnings Performance Schedule and is leveraged from 50%
(at 80% of earnings budget) to 200% (at 120% of earnings budget).

IV.  Operating Performance
A. One half of the target award is determined based on operating performance, other than earnings, (Return on Capital Employed, Sales, Cash Flow, Working
Capital, Individual Contributions, etc.)

B.   The threshold for earning an award for
Operating performance is 80% achievement of operating performance goals and the maximum award level, for quantifiable operating performance, is reached at 120% achievement of operating performance goals.

C. The Operating Performance component of an incentive award is determined from the attached Operating Performance Schedule and is leveraged from 80% to 150% depending upon actual performance.

D. Non-quantifiable Individual Contributions will be rated from 80% achievement to 100% achievement. Quantifiable
Individual Contributions will be rated from 80% achievement to 150% achievement.

V.   No incentive for either earnings or operating
Performance may be earned by an individual if the earnings performance applicable to that individual is less than 80% (Threshold). The Corporation reserves the right to determine in its sole discretion, whether, and, if so, in what amount of incentive compensation shall be paid in any year to any employee of the Corporation under the Plan. Participation in the MIP is in no way an employment agreement, and each employees' employment by Crompton remains, and shall continue to remain, at will. Nothing in the MIP changes or in any way affects an employee's right to resign his or her employment at any time, or Crompton's right to terminate such employee's employment at any time.


                            2001 MIP / SIP
                          (PERFORMANCE MATRIX)

                                                      SBU/
                 CEO  Division  Region  SBU's  Region SSBU  Opns./
                        EVPs      VPs   Heads  Mktg.  Mktg. Mfg.
                                               Heads  Heads Heads

Consolidated
 NIAT           50%     10%
Division
 Earnings               30%
Division/
 Region
 SBU
 Earnings                               50%    40%     50%   50%
Region
Earnings                10%      50%           10%
EARNINGS
 PERFORMANCE    50%     50%      50%    50%    50%     50%	 50%

Consolidated
 Cash Flow      20%
Consolidated
 ROCE           20%
Division/SBU
 Cash Flow              20%              5%                  10%
Region/SBU/
 SSBU Sales                      20%    20%    30%     30%
Region/SBU
 Accts.
Rec. & Inv.                      15%    10%    10%
EHS
Contributions   10%     10%      10%    10%     5%      5%  15%
Individual
 Contributions          20%       5%     5%     5%     15%  25%
OPERATING
 PERFORMANCE    50%     50%      50%    50%    50%     50%  50%


                Div.  Div.   Div.    Region Region  Corp.
                R&D   Staff  Staff   Staff  Staff   Staff
               Heads  Finac  Non-Fin Finac  Non-Fin        Sales

Consolidated
 NIAT                                                 50%
Division
 Earnings       50%     50%     50%
Division/
 Region
 SBU
 Earnings
Region
Earnings                                50%   50%            20%
EARNINGS
 PERFORMANCE    50%     50%      50%    50%    50%     50%	 20%

Consolidated
 Cash Flow                                             10%
Consolidated
 ROCE                                                  15%
Division/SBU
 Cash Flow              20%
Region/SBU/
 SSBU Sales
Region/SBU
 Accts.
Rec. & Inv.                             20%                  10%
EHS
Contributions   15%      5%       5%     5%    10%      5%    5%
Individual
 Contributions  35%     25%      45%    25%    40%     20%   65%
OPERATING
 PERFORMANCE    50%     50%      50%    50%    50%     50%   80%

Notes:

Division Earnings is defined as Gross Profit less SG&A, plus or minus Equity Income and total other Income and Expense.

Division EVPs w/o Regional responsibilities Division
Earnings = 40%.

Regional VPs: Division Earnings as reported for all business units within the region, plus or minus the variance to budget for all corporate charges recorded by each legal entity with in the region.

SBU Earnings for Operations and Manufacturing Heads will be on a weighted average based on each plant's support to the business.

Individual Contributions for Operations and Manufacturing Heads will include objectives for Cost, Off-Grade, and Raw Materials
Inventories and other business metrics, such as on time deliveries.

Individual Contributions for Sales will be actual to Budgeted
Sales in US$.  (No adjustments will be made for F/X).

Quantifiable Individual Objectives will be rated between 80%
and 150% achievement, Non-Quantifiable between 80% and 100% achieved.

Sales positions must achieve threshold of 93% of sales budget to qualify for any payout.

EHS contributions will be specific and measurable per guidelines from Corporate EH&S.